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                                                        Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this registration statement of Cascade Communications Corp. on Form S-8 of our reports dated February 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Cascade Communications Corp. as of December 31, 1995 and 1994, and for the three years ended December 31, 1995, which reports are included in the Company's 1995 Annual Report on Form 10-K.



                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 28, 1997